Exhibit 99.1

      PHOTOMEDEX XTRAC(R) RECEIVES FAVORABLE POLICY DECISION FROM HIGHMARK
                           BLUE CROSS AND BLUE SHIELD

    MONTGOMERYVILLE, Pa., Nov. 23 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced that Highmark Blue Cross and Blue Shield, the largest insurance company in Pennsylvania, based on membership, and one of the largest health insurers in the United States, has adopted a medical policy covering medically necessary treatment of mild to moderate psoriasis using the PhotoMedex XTRAC(R) laser system. Highmark provides fully-insured and self-funded health products to over 4.1 million members in Pennsylvania covering 29 counties in Western PA., where they insure more than 60 percent of the insured population and 21 counties in Central PA., covering more than 20 percent of the insured population in those counties.

    Jeffrey F. O'Donnell, CEO of PhotoMedex, said, "We are very pleased to be able to announce this latest policy adoption for the XTRAC system treatment of mild-to-moderate psoriasis. The adoption of this policy by Highmark, coupled with the impending release of the already adopted policy by Independence Blue Cross and Blue Shield covering Southeastern Pennsylvania, will make XTRAC treatments available to a significant population within the state of Pennsylvania."

    Michael R. Stewart, COO of PhotoMedex, who heads the reimbursement efforts at the Company, said, "After expansion of the installed base within Pennsylvania in the coming quarters, marketing efforts similar to those currently being conducted in New York, Ohio and Maryland will be initiated. Overall, coverage policies are now in effect covering approximately 77 percent of the insured population in the United States and we are continuing our efforts to make the XTRAC treatment available to patients under all insurance plans."

    Member physicians can access the medical policy covering the XTRAC(R) at www.highmark.com.

    About PhotoMedex:

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The Company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R)

    Some portions of the press release will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such information in the press release should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.

    Contact:  Allen & Caron                       PhotoMedex, Inc.
              Matt Clawson (investors)            Dennis McGrath, CFO
              949-474-4300                        215-619-3287
              matt@allencaron.com                 info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             11/23/2005
    /CONTACT: Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.highmark.com /
    (PHMD)